PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of December 31, 2001. Certain subsidiaries are omitted because, when considered individually or in the aggregate, they would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:

                                                                                                            Percent
                                                                     Jurisdiction in                      Ownership
                                                                  which Incorporated                   By Immediate
       Name of Company                                                  or Organized                         Parent
       ---------------                                                  ------------                         ------
       Playboy Enterprises, Inc. (parent)                                   Delaware
         PEI Holdings, Inc.                                                 Delaware                           100%
           Spice Entertainment, Inc.                                        Delaware                           100%
              CPV Productions, Inc.                                         Delaware                           100%
              Cyberspice, Inc.                                              Delaware                           100%
              MH Pictures, Inc.                                           California                           100%
              Planet Spice, Inc.                                            Delaware                           100%
              SEI 4 ApS                                                      Denmark                           100%
              Spice Direct, Inc.                                            Delaware                           100%
              Spice International, Inc.                                     Delaware                           100%
              Spice Networks, Inc.                                          New York                           100%
              Spice Productions, Inc.                                         Nevada                           100%
           Playboy Enterprises International, Inc.                          Delaware                           100%
              Alta Loma Entertainment, Inc.                                 Delaware                           100%
              Itasca Holdings, Inc.                                         Illinois                           100%
              EuroEast Publishing Ventures, B.V. Inc.                The Netherlands                           100%
              Lake Shore Press, Inc.                                        Delaware                           100%
              Lifestyle Brands, Ltd.                                        Delaware                           100%
              Planet Playboy, Inc.                                          Delaware                           100%
                Playboy Canada, Inc.                                          Canada                           100%
              Playboy Australia Pty. Ltd.                                  Australia                           100%
              Playboy Clubs International, Inc.                             Delaware                           100%
                Playboy Preferred, Inc.                                     Illinois                           100%
              Playboy.com, Inc.                                             Delaware                           100%
                Playboy Casino Australia Pty. Ltd.                         Australia                           100%
                Playboy.com Germany, Inc.                                   Delaware                           100%
                Playboy.com Internet Gaming, Inc.                           Delaware                           100%
                  Playboy.com Racing, Inc.                                  Delaware                           100%
                  Playboy.com Internet Gaming (Gibraltar) Limited          Gibraltar                           100%
                Playboy.com KGLP, Inc.                                      Delaware                           100%
                SpiceTV.com, Inc.                                           Delaware                           100%
              Playboy Entertainment Group, Inc.                             Delaware                           100%
                AdulTVision Communications, Inc.                            Delaware                           100%
                After Dark Video, Inc.                                      Delaware                           100%
                Alta Loma Distribution, Inc.                                Delaware                           100%
                AL Entertainment, Inc.                                    California                           100%
                Impulse Productions, Inc.                                   Delaware                           100%
                Indigo Entertainment, Inc.                                  Illinois                           100%
                Mystique Films, Inc.                                      California                           100%
                Precious Films, Inc.                                      California                           100%
                Women Productions, Inc.                                   California                           100%
              Playboy Gaming International, Ltd.                            Delaware                           100%
                Playboy Cruise Gaming, Inc.                                 Delaware                           100%
                Playboy Gaming UK, Ltd.                                     Delaware                           100%
              Playboy Gaming Nevada, Inc.                                     Nevada                           100%

Subsidiary Listing Cont.

              Playboy Japan, Inc.                                           Delaware                           100%
              Playboy Models, Inc.                                          Illinois                           100%
              Playboy Products and Services International, B.V.      The Netherlands                           100%
              Playboy Properties, Inc.                                      Delaware                           100%
              SEI, Inc. ApS                                                  Denmark                           100%
              Playboy Shows, Inc.                                           Delaware                           100%
              Special Editions, Ltd.                                        Delaware                           100%
              Spice Hot Entertainment, Inc.                                 Delaware                           100%
              Spice Platinum Entertainment, Inc.                            Delaware                           100%
              Telecom International, Inc.                                    Florida                           100%